UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 3, 2006

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement
On December 3, 2006, LSI Logic Corporation, a Delaware corporation (“LSI”) entered into an Agreement and Plan of Merger, dated as of December 3, 2006, by and among Agere Systems Inc., a Delaware corporation (“Agere”), Atlas Acquisition Corporation (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of LSI, and LSI (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Agere, with Agere continuing as the surviving corporation and becoming a wholly-owned subsidiary of LSI (the “Merger”).
Upon completion of the Merger, each share of Agere common stock that is outstanding at the effective time of the Merger (the “Effective Time”) will be converted into the right to receive 2.16 (the “Exchange Ratio”) shares of common stock of LSI. Each outstanding option to purchase Agere common stock, whether or not then vested or exercisable, shall be assumed by LSI and will be exercisable for a number of shares of LSI common stock at an exercise price adjusted to reflect the Exchange Ratio.
LSI and Agere have made certain representations, warranties and covenants in the Merger Agreement, including, among others, representations regarding liabilities, employee benefit matters, intellectual property and environmental matters, and among others, covenants to (i) conduct their respective businesses in the ordinary course consistent with past practices during the interim period between the execution of the Merger Agreement and the consummation of the merger, (ii) to convene and hold a meeting of their respective stockholders to consider and vote upon the Merger Agreement and the Merger, and (iii) subject to certain exceptions, with respect to the Board of Directors of LSI, to recommend that their stockholders approve the issuance of LSI common stock in connection with the Merger, and with respect to the Board of Directors of Agere, to recommend that their stockholders adopt the Merger Agreement.
The completion of the Merger is subject to various customary conditions, including (i) obtaining the approval of the LSI and Agere stockholders, (ii) absence of any applicable law prohibiting the Merger, (iii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other certain regulatory approvals, (iv) subject to certain exceptions, the accuracy of the representations and warranties of each party, and (v) performance in all material respects by each party of its obligations under the Merger Agreement.
The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of LSI and Agere. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement, together with the other information concerning LSI and Agere that each company publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).
The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.
Item 8.01.     Other Events
On December 4, 2006, LSI and Agere issued a joint press release announcing the execution of the Merger Agreement. The press release also announced that the board of directors of LSI has authorized a stock repurchase program of up to $500 million of its common stock. The repurchases will be funded from available cash and short-term investments.
The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Important Information for Investors and Stockholders
In connection with the transaction, LSI will file a registration statement on Form S-4 with the SEC containing a joint proxy statement/prospectus. The joint proxy statement/prospectus will be mailed to the stockholders of LSI and Agere. Investors and security holders of LSI and Agere are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about LSI, Agere and the proposed transaction. The joint proxy statement/prospectus (when it becomes available), and any other documents filed by LSI or Agere with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by LSI and Agere by contacting, respectively, LSI Investor Relations by e-mail at investorrelations@lsi.com or by telephone at 1-800-433-8778 or by contacting Agere Investor Relations by e-mail at investor@agere.com or by telephone at 1-800-372-2477. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
LSI, Agere and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their stockholders in favor of the proposed transaction. Information about the directors and executive officers of LSI and Agere and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

Item 9.01.     Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as December 3, 2006, by and among LSI Logic Corporation, a Delaware corporation, Atlas Acquisition Corporation, a wholly-owned subsidiary of LSI and a Delaware corporation, and Agere Systems Inc., a Delaware corporation (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).
99.1	Joint Press release issued by LSI Logic Corporation and Agere Systems Inc. dated December 4, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2006	LSI LOGIC CORPORATION, a Delaware corporation
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Vice President, General Counsel & Corporate Secretary